                                                                    EXHIBIT 10.1


PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE OMITTED PORTIONS ARE MARKED "***" AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                LICENSE AGREEMENT

                This License Agreement is by and between Energy BioSystems Corporation, 4200 Research Forest Drive, The Woodlands, Texas (hereinafter referred to as "ENBC") and Genencor International Inc., 925 Page Mill Road, Palo Alto, California 94304 (hereinafter referred to as "Genencor").

                                   WITNESSETH:

            WHEREAS, ENBC has developed and possesses expertise, know-how and intellectual property rights relating to "chimeragenisis" of divergent genes on transient templates and referred to as "ENBC's RACHITT" Technology (as defined below);

            WHEREAS, Genencor is engaged in the commercial manufacturing and marketing of Industrial Proteins (as defined below) in certain uses and applications and is interested in licensing ENBC's RACHITT Technology for use in connection with such efforts; and

            WHEREAS, Genencor is willing to fund certain development activities to be carried out at ENBC's premises and ENBC is willing to provide such services and the parties intend to execute a definitive collaboration agreement (the "Collaboration Agreement");

            NOW, THEREFORE, ENBC and Genencor hereby agree as follows:

            1.          DEFINITIONS

                        The following definitions shall control the construction of each of the following terms wherever they appear in this
Agreement:

                        1.1 "AFFILIATE" shall mean any corporation or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the designated party but only for so long as such relationship exists. For the purposes of this section, "Control" shall mean ownership of at least fifty percent (50%)(or such lesser percent as may be the maximum that may be owned by foreign interests pursuant to the laws of the country of incorporation, but in no event shall Genencor own less than forty percent

(40%)) of the shares of stock entitled to vote for directors in the case of a corporation and at least fifty percent (50%) (or such lesser percent as may be the maximum that may be owned by foreign interests pursuant to the laws of the country of domicile but in no event shall Genencor own less than forty percent (40%)) of the interests in profits in the case of a business entity other than a corporation.

                        1.2 "AGREEMENT" shall mean this License Agreement.

                        1.3 AGREEMENT YEAR" shall mean each twelve month period during the Term as measured from the Effective Date of this Agreement or any anniversary thereof.

                        1.4 "BUSINESS PARTNER" shall mean any third party, other than an Affiliate of Genencor, with whom Genencor has entered into an agreement for the resale or remarketing of any License Product or who sells products containing a Licensed Product.

                        1.5 "DEVELOPMENT PROGRAM" shall mean those certain research and development activities as agreed to by the Parties and detailed in a work plan to be incorporated into the Collaboration Agreement.

                        1.6 "ENBC FUTURE PATENTS" shall mean any patent applications filed by or on behalf of ENBC after the Effective Date claiming inventions that are conceived or first reduced to practice under the Development Program or claiming Improvements and any patents issued thereon. ENBC shall, at least once annually during the term of this Agreement, provide a list of ENBC Future Patents which shall be attached to this Agreement as
Exhibit 1.6 and incorporated herein.

                        1.7 "ENBC KNOW-HOW" shall mean any proprietary and confidential know-how, other than ENBC Patents and the ENBC Future Patents, controlled by ENBC on or after the Effective Date, including technical data, experimental results, specifications, techniques, methods, technology, processes, recipes and written materials, all of which shall be related to ENBC's RACHITT Technology. For the purposes of this definition, the term "controlled" shall mean owned and/or having the ability to grant licenses or sublicenses to and/or disclose ENBC Know-How without violating the terms of any bona fide agreement under which ENBC may have acquired such Know-How.

                        1.8 "ENBC PATENTS" shall mean the patent applications listed in Exhibit 1.8 attached hereto which shall be updated to include patents related to ENBC RACHITT Technology and related patent applications filed by ENBC at least once annually during the term of this Agreement and any patents issued on any such patent applications and including any reissued patents, re-examined patents, divisions, renewals, continuations and continuations in part, substitutions, extensions or foreign counterparts thereof.

                        1.9 "ENBC'S RACHITT TECHNOLOGY" shall mean collectively ENBC's Know-How and ENBC Patents, as of the Effective Date.

                        1.10 "EFFECTIVE DATE" shall mean the date of the last signature hereto.

                        1.11 "EXERCISE FEE" shall have the meaning set forth in
Section 7.2.

                        1.12 "IMPROVEMENT" shall mean: (I) any improvement, modification or enhancement to ENBC's RACHITT Technology that is invented, discovered or developed solely by ENBC or otherwise acquired by ENBC to the extent licensable to Genencor, subject to the conditions of any third party agreement, prior to the termination of this Agreement, whether patentable or not; or (II) any improvement, modification or enhancement to ENBC's RACHITT Technology that is invented, discovered or developed either solely by Genencor employees or solely by ENBC employees or jointly by employees of Genencor and ENBC under the Development Program of the Collaboration Agreement. Improvements shall not include rights to Industrial Proteins made using ENBC's RACHITT Technology unless such Industrial Proteins are useful in practicing ENBC RACHITT Technology.

                        1.13 "INDUSTRIAL PROTEIN" shall mean any protein for production, sale and/or use in the Licensed Field. Notwithstanding the foregoing, ENBC shall have the right to use any protein it develops outside the Licensed Field if such protein is useful both in the Licensed Field and outside the Licensed Field.

                        1.14 "LICENSE FEE" shall have the meaning set forth in Section 3.1.

                        1.15 "LICENSED FIELD" shall mean the research, development, production and/or sale of Industrial Proteins for application in Cleaning "***" products, Textiles "***",Grain Processing "***", Animal Feed "***" and Food Ingredients "***".

                        1.16 "LICENSED PRODUCT" shall mean any product or process derived by, expressed, made or produced by the use of or otherwise attributable through the use of ENBC's RACHITT Technology.

                        1.17 "MILESTONE PAYMENTS" shall have the meaning set forth in Section 3.3.

                        1.18 "NET SALES" shall mean with respect to a Licensed Product, the gross amount invoiced by Genencor or a permitted sublicensee of Genencor to unrelated third parties for a Licensed Product, less:

                        (a) "***";

--------------------------
"***" Confidential material omitted and filed separately with the Securities and Exchange Commission.

                        (b) "***";

                        (c) "***";

                        (d) "***", and

                        (e) "***".


Amounts under this Section 1.18 shall be determined from the books and records of Genencor maintained in accordance with GAAP consistently applied.

                        Sales of Licensed Products between Genencor and its Affiliates or between two or more of Genencor's Affiliates shall not be considered included within Net Sales.

                        1.19 "OPTION FIELDS" shall mean: the research, development, production and commercialization of products or processes in:
(i) Option Field 1/ "Agricultural Products" which means "***", and (ii) Option Field 2/ "BioMaterials" "***"

                        1.20 "OPTION PERIOD" shall have the meaning set forth in Section 7.1.

                        1.21 "PARTY" shall mean either ENBC or Genencor, as appropriate, whereas the term "Parties" shall mean ENBC and Genencor jointly.

            2.          GRANT OF LICENSES

                        2.1 GRANT OF LICENSE FROM ENBC TO GENENCOR. ENBC hereby grants to Genencor a worldwide, royalty-bearing (in accordance with Article 3 below), exclusive and sublicensable to Genencor's Affiliates right and license to practice the ENBC Patents, the ENBC Know-How and the ENBC Future Patents to make, have made, use, promote, market, distribute, import and sell Licensed Products within the Licensed Field.

                        2.2 SUBLICENSING. Genencor shall have the right to sublicense its Business Partners to use, sell and/or offer to sell, but not to manufacture, under ENBC Patents, ENBC Future Patents or ENBC Know-How. Genencor will make a reasonable effort to notify ENBC of its intention to grant any such sublicense, and shall provide ENBC with a copy of any such agreement.

                        2.3 OPTION FIELD LICENSE. As of Genencor's Exercise Date for any Option Field which has been exercised in accordance with Section
7.2 hereof, ENBC shall grant to Genencor:

----------------------
"***" Confidential material omitted and filed separately with the Securities and Exchange Commission.

                        (a) a worldwide, royalty-bearing non-exclusive and sublicensable to Genencor's Affiliates and Business Partners (in accordance with Section 2.2 hereof) right and license to practice the ENBC Patents and ENBC Know-How;

                        (b) a worldwide, royalty bearing exclusive and sublicensable to Genencor's Affiliates and Business Partners (in accordance with Section 2.2 hereof) right and license to practice ENBC Future Patents arising from claimed Improvements under Section 1.12(ii); and

                        (c) a worldwide, royalty-bearing, non-exclusive and sublicensable to Genencor's Affiliates and Business Partners (in accordance with Section 2.2 hereof) right and license to practice ENBC Future Patents arising from claimed Improvements under Section 1.12(i);

to make, have made, use, promote, market, distribute, import and sell Licensed Products within the exercised Option Field.

                        2.4 NO IMPLIED LICENSE. Any rights not expressly granted by a Party to the other Party in this Agreement are expressly reserved by such Party and accordingly, no license other than those specified herein shall be deemed granted by this Agreement by implication, estoppel or otherwise.

            3.          PAYMENTS

                        3.1 LICENSE FEE. Within thirty (30) days of the Effective Date, Genencor shall pay ENBC a lump sum payment of "***" (the "License Fee"). Such payment shall be nonrefundable except in the circumstances described in Section 9.3 hereof.

                        3.2 ROYALTY RATES. (a) Genencor shall, during the stated term of this Agreement pay ENBC a royalty of "***" of Net Sales of Licensed Products within the Licensed Field, provided that no more than one royalty payment shall be required to be paid to ENBC per commercialized product, subject to a reduced royalty as provided for in Section 3.4 or
Section 3.5. The obligation to pay the royalty under this Section 3.2 for any sales occurring before early termination shall survive the early termination of this Agreement.

                        (b) Royalty rates and/or other appropriate remuneration shall be negotiated by the Parties pursuant to Section 7.2 for any Licensed Products sold in an exercised Option Field.

                        3.3. MILESTONE PAYMENTS.



----------------------
"***" Confidential material omitted and filed separately with the Securities and Exchange Commission.

                        (a) In consideration of ENBC entering into this Agreement and the rights and licenses granted to Genencor hereunder, during the term of this Agreement, Genencor will pay ENBC certain milestone payments (the "Milestone Payments") as detailed below:

                                    (i)         "***";
                                   (ii)         "***";
                                  (iii)         "***";
                                   (iv)         "***";
                                    (v)         "***"; and
                                   (vi)         "***".

                        (b) All Milestone Payments shall be non-refundable once paid, except in the circumstances described in Section 9.3 hereof. If this Agreement is terminated for any reason prior to a given Milestone Payment becoming due or if the events specified for a given Milestone Payment do not occur, then Genencor shall have no obligation to make such payment; provided, however, that termination of this Agreement shall not relieve Genencor from its obligation to make any Milestone Payment which would otherwise have been paid absent termination of this Agreement based upon the achievement of the applicable milestone above prior to the date of termination of this Agreement, except in the circumstances described in
Section 9.3 hereof.

                        (c) ENBC shall deliver written notice to Genencor of ENBC's achievement of the applicable milestone referenced in Section 3.3(a)(I)-(II). Except to the extent otherwise specified, Genencor shall pay each Milestone Payment within thirty (30) days of the receipt of the notice relating thereto.

                        3.4 DUE DILIGENCE. Genencor shall use reasonable efforts consistent with industry standards to bring one or more Licensed Products to market in the Licensed Field. In the event that Genencor despite its efforts has not marketed and sold Licensed Products giving rise to cumulative sales of "***" of Licensed Product in the Licensed Field within the later of "***" years from the Effective Date of this Agreement or "***" years from the termination of the Development Program, then Genencor may at any time thereafter elect either to:

                        (i) pay to ENBC an annual fee to maintain its exclusive license in the Licensed Field (the "Exclusivity Fee") for the next relevant Agreement Year based on the following Exclusivity Fee schedule:

                                a) For the first "***" Agreement Years from the election, the Exclusivity Fee shall be "***";

-----------------------
"***" Confidential material omitted and filed separately with the Securities and Exchange Commission.

                                b)   For the next "***" Agreement Years, the
                                     Exclusivity Fee shall be "***";

                                c) Thereafter for the remainder of the Term, the Exclusivity Fee shall be "***"; or

                        (ii) convert its exclusive license in the Licensed Field to a non-exclusive license; provided that the royalty payment due pursuant to Section 3.2 shall be reduced to "***" of Net Sales.

                        3.5 ROYALTIES IN RESPECT OF ENBC KNOW-HOW. Genencor's payment of royalties under Section 3.2 arising from the Net Sales of Licensed Products in the Licensed Field or any Option Field exercised under Section
7.2 in any country shall be reduced by "***" in the event ENBC does not obtain issued patents covering the RACHITT Technology within "***" years of the Effective Date within such country. The reduction herein provided shall be applied on a country-by-country basis so that the failure of ENBC to obtain issued patents covering the RACHITT Technology within one country shall not cause a reduction in the amount of royalty otherwise payable under
Section 3.2 with respect to the Net Sales of Licensed Products in any other country in which ENBC has obtained issued patents covering the RACHITT Technology. In the event ENBC does obtain issued patents covering the RACHITT Technology following such "***" year period, the full royalty rate provided under Section 3.2 shall be restored and shall be applicable to all subsequent Net Sales of Licensed Products.

            4.          PAYMENT OF AND ACCOUNTING FOR ROYALTIES

                        4.1 KEEPING OF RECORDS. Genencor shall keep, and impose on its Affiliates and sublicensees to keep, complete and correct records of Net Sales of Licensed Products for a period of three (3) years after the making of a royalty payment under this Agreement.

                        4.2 PAYMENT TERM. All royalty payments under this Agreement shall become due and payable thirty days after the last day of the calendar quarter in which the corresponding sales of Licensed Products were made. Payment shall be accompanied by a report on a country-by-country basis, showing the gross receipts from sales of Licensed Products less the deductions permitted in Section 1.18 and the resulting calculation of the Net Sales used in the computation of the royalties payable.

                        4.3 CURRENCY AND EXCHANGE RATE. Genencor shall make all payments to ENBC under this Agreement in U.S. Dollars and to a bank account to be designated by ENBC. Net Sales shall be calculated on the basis of the rates of exchange as quoted by the Wall Street Journal (U.S.A. Edition) on the last business day of the calendar quarter in which the

-----------------------
"***" Confidential material omitted and filed separately with the Securities and Exchange Commission.

corresponding sales of Licensed Products were made; provided, however, that if the rate of exchange so determined for the current quarter varies by an amount of 3% or more from the rate of exchange so determined on the last business day of the preceding quarter, the rate of exchange for the current quarter shall be calculated on a monthly basis on the last business day of each calendar month during such quarter and applied to the Net Sales for each such month.

                        4.4 AUDIT OF GENENCOR'S RECORDS. Genencor shall allow ENBC to appoint a firm of independent certified public accountants to whom Genencor has no reasonable objection. Genencor shall give such accountant access, during ordinary business hours and subject to a reasonable advance notice, to such records of Genencor as are necessary to verify the accuracy of any royalty payments made or payable under this Agreement. Such access shall be granted no more than once in a calendar year, at ENBC's request and expense. The independent certified public accountants shall be under a confidentiality obligation to Genencor to disclose to ENBC in its report only the amount of royalties payable under this Agreement. In the event it is determined that the records of Genencor indicate that the amount of royalties payable under this Agreement is more than that actually paid to ENBC, Genencor shall pay such difference to ENBC within thirty (30) days of such accountant's report, and if that difference is greater than "***" of the amounts actually paid then the costs and expenses of said independent certified public accountant shall be borne by Genencor.

            5.          WARRANTIES

                        5.1 BY ENBC. ENBC represents and warrants to Genencor that:

                        (a) it has the authority to enter into this Agreement;

                        (b) it owns the ENBC RACHITT Technology and has the right to grant to Genencor the licenses granted under Article 2 hereof and that said licenses do not conflict with or violate the terms of any agreement between ENBC and any third party;

                        (c) it has duly informed Genencor, prior to the Effective Date, of administrative or judicial proceedings, if any, contesting the inventorship, ownership, validity or enforceability of any element of the ENBC Patents;

                        (d) it has not as of the Effective Date, licensed the ENBC Patents and ENBC Know-How to any third party in the Licensed Field; and

                        (e) as of the Effective Date ENBC has no third party agreements which would be violated by the disclosure to Genencor of ENBC Know-How.

-----------------------
"***" Confidential material omitted and filed separately with the Securities and Exchange Commission.

                        5.2 BY GENENCOR. Genencor represents and warrants to ENBC that it has the authority to enter into this Agreement and that this Agreement does not conflict with the terms of any other agreement to which it is subject.

            6.          PATENT PROSECUTION/ENFORCEMENT

                        6.1 PROCEDURES. ENBC agrees to utilize commercially reasonable efforts to file, prosecute and maintain, at its own expense, all patents and patent applications related to ENBC Patents and ENBC Future patents. For all patent families licensed to Genencor hereunder, ENBC shall inform about and, to the extent reasonably practicable as specified below, give Genencor a reasonable opportunity to discuss and influence major prosecution events. ENBC shall nonetheless have the final decision as to any such matter. Such major prosecution events shall include official communications with the examining division at European Patent Office and United States' Patent & Trademark Office in the form of patent applications, including divisional applications, reissue applications, continuations and continuations in part, requests for examination, including reexamination, written opinions, amended claims, final rejections and notices of allowance.

                        6.2 ENFORCEMENT OF ENBC PATENTS. In the event that Genencor provides ENBC with written notice of and evidence establishing a substantial case of infringement of an ENBC Patent or ENBC Future Patent by a third party with a product similar to a Licensed Product which infringing product is made, used or sold in the Licensed Field or an exercised Option Field ("the Relevant Licensed Patent"), ENBC may at its sole discretion within sixty (60) days of receipt of such notice and evidence take action it deems appropriate to abate such infringement. If ENBC elects to take action against such infringement, Genencor shall render all reasonable assistance to ENBC in connection therewith including being named as a party, if necessary. In such an event, Genencor shall have the right to be represented in that action by counsel of its own choice and at Genencor's expense.

                        If ENBC fails to take action against such infringement or alleged infringement, Genencor to the extent allowable by law shall have the right at its sole discretion to take any necessary action against such infringement or alleged infringement. In no event shall either Party settle or abate such infringement by granting any rights to Relevant Licensed Patents which would diminish the other Party's rights granted hereunder without written approval of the other Party. If Genencor elects to take action against such infringement, ENBC shall render all reasonable assistance to Genencor in connection therewith including being named as a party, if necessary. In such event, ENBC shall have the right to be represented by counsel of its own choice and at ENBC's expense. Alternatively, at its sole discretion, ENBC may assign to Genencor all of its right, title and interest in the Relevant Licensed Patent(s).

                        The Party or Parties enforcing any Relevant Licensed Patent shall bear the cost and shall have the right to any sum recovered in such proceedings in proportion to its costs in such proceeding.

                        6.3 DEFENSE OF THIRD PARTY INFRINGEMENT CLAIM. Each party shall promptly notify the other Party of any suit, claim or demand based on actual or alleged infringement of a third party patent right through the making, having made, using, selling, offering for sale or importing of Licensed Products. Genencor shall defend any such suit, claim or demand against it at its cost, provided that ENBC shall provide reasonable and necessary cooperation and assistance including information, knowledge, technical expertise, documentation or evidence that is relevant to the defense to Genencor. ENBC shall bear all its costs associated with providing such cooperation and assistance to Genencor. In the event that Genencor shall fail to take action to defend any such infringement, ENBC shall have the right to defend any such suit, claim or demand against Genencor at ENBC's cost. In such event, Genencor shall provide reasonable cooperation to ENBC in the defense of such suit, claim or demand to the extent it has information, knowledge, documentation or evidence that is relevant to the defense. ENBC shall bear the cost of any such defense.

                        The Parties shall keep one another informed of the status of and of their respective activities regarding any litigation concerning the foregoing. No settlement shall be entered into which affects the rights of the other party hereto without the consent of such party.

                        6.4 ROYALTY PAYMENTS DURING ANY THIRD PARTY
INFRINGEMENT CLAIMS. During the pendency of any suit, claim or demand alleging infringement of a third party patent right through the making, having made, using, selling, offering for sale or importing of Licensed Products, Genencor's royalty payments due under this Agreement for sale of Licensed Product shall be "***" until a final unappealable judgment has been rendered. In the event Genencor is successful in its defense of such suit, claim or demand and can continue or resume its sale of Licensed Product, it shall pay ENBC the amount of such royalty payments which would have been made during the pendency of the suit, claim or demand, less all documented expenses associated with Genencor's defense of such suit, claim or demand.

                        6.5 NOTWITHSTANDING THE FOREGOING, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY PATENT RIGHTS OR KNOW-HOW OR OF NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL DAMAGES OF ANY KIND.

---------------------
"***" Confidential material omitted and filed separately with the Securities and Exchange Commission.

            7.          GENENCOR OPTIONS

                        7.1 OPTION TO EXPAND LICENSED FIELD. In exchange for the payment of "***" within thirty (30) days of the Effective Date of this Agreement, Genencor shall have the right, for a period of "***" following the Effective Date (the "Option Period"), to exercise its right to obtain a license under the ENBC Know-How, ENBC Patents and ENBC Future Patents in accordance with the terms of Section 2.3 to make, have made, use and sell Licensed Products (the "Option") in the elected Option Field on the terms described in Section 7.2 below. Such Option Period may be extended for an additional "***" for each of the Option Fields by payment of "***" per Option Field to ENBC on or before the expiration of "***" from the Effective Date hereof. The initial option payment and any extension fee shall be nonrefundable except in the circumstances described in Section 9.3.

                        7.2 PROCEDURES FOR EXERCISE. Genencor shall exercise its Option to an Option Field by giving notice to ENBC in accordance with
Section 12.8 hereof ("Exercise Date"), prior to the expiration of the Option Period, and by payment to ENBC of the sum of "***" per Option Field (the "Exercise Fees"), which Exercise Fee shall be nonrefundable except in the circumstances described in Section 9.3. The Exercise Fee(s) shall be creditable against future license fees and royalties applicable to the Option Fields. In the event that Genencor exercises its Option on a timely basis, the Parties shall negotiate the terms of a license for the applicable Option Fields, to be governed by the basic licensing terms contained herein and terminating upon termination or expiration of the basic license grant hereunder, it being understood, however, that the royalty rates, and other terms and conditions shall be similar to other deals then being done in the industry and shall be negotiated in good faith on a case-by-case basis, taking into account the relative contribution of ENBC's RACHITT Technology to the overall product or process to be commercialized in each Option Field.

            8.          DEVELOPMENT COLLABORATION

                        8.1 COLLABORATION AGREEMENT. Promptly after the Effective Date of this Agreement, the Parties shall negotiate and conclude the terms and conditions of the Collaboration Agreement including the work plan detailing the efforts to be undertaken in the Development Program as well as terms and conditions for Genencor's funding of ENBC in the amount of "***" over a "***" period, starting from the commencement date of the Development Program. The Collaboration Agreement shall include such other terms and conditions as the Parties mutually agree upon. All intellectual property rights arising from the Development Program shall be owned and licensed in accordance with the terms of this Agreement.

-----------------------
"***" Confidential material omitted and filed separately with the Securities and Exchange Commission.

            9.          TERM AND TERMINATION

                        9.1 TERM. This Agreement shall become effective on the Effective Date and shall expire on the later of (I) twenty (20) years after the Effective Date, or (II) the last to expire of the ENBC Patents and ENBC Future Patents licensed hereunder. Genencor may terminate this Agreement with respect to the licenses and Options granted hereunder, upon"***".

                        9.2 TERMINATION DUE TO MATERIAL BREACH. If a Party to this Agreement commits a material breach of any provision of this Agreement (including but not limited to payment due under Article 3, warranties under Article 5, Patent Prosecution, Enforcement or Defense under Article 6) and fails to remedy such breach within thirty (30) days after written notice thereof from the other Party stating the intent to terminate, the Party not in default may, at its option, terminate this Agreement by giving thirty (30) days prior written notice to the Party in default. In addition, ENBC may terminate this Agreement if the Collaboration Agreement is not entered into within "***" days of the Effective Date, or if Genencor commits any material breach of such Collaboration Agreement and such breach is not remedied within thirty (30) days following written notice thereof by ENBC.

                        9.3 "***".

                        9.4 SURVIVAL OF PROVISIONS. Expiration or termination of this Agreement shall not terminate the obligation of either Party to make any payments to the other Party that have accrued prior to the date of expiration or termination. The provisions contained in Sections 4.4, 6.5, 10.1, 10.2, and Article 11 of this Agreement shall survive its expiration or earlier termination.

            10.         CONFIDENTIALITY

                        10.1 In consideration of disclosure by either of the Parties to the other Party of confidential information in written or oral form or in the form of samples, the recipient and the recipient's Affiliates undertake for a period of "***"years from the date of disclosure to treat received information as strictly secret and therefore not to disclose it to any third party (except reliable employees and Affiliates and sublicensees under similar secrecy obligations), and to make no commercial use of it except for the purposes of this Agreement or except as otherwise specifically provided for herein. This obligation does not apply to:

                        (a) information which, at the time of disclosure, is already in the public domain;

-----------------------
"***" Confidential material omitted and filed separately with the Securities and Exchange Commission.

                        (b) information which, after disclosure, becomes a part of the public domain by publication through no violation of this Agreement;

                        (c) information which the recipient is able to prove by competent written evidence to have been in possession of prior to any disclosure;

                        (d) information which is hereafter lawfully disclosed by a third party to the recipient, which third party did not acquire the information under a still effective obligation of confidentiality to the disclosing Party; and

                        (e) information which is independently developed by or for a Party.

                        10.2 PRESS RELEASE. Neither Party shall issue any press release or other public statement concerning the existence or terms of this Agreement or any activities related hereto without consulting and agreeing with the other Party. However, each Party may disclose this Agreement or any activities related hereto without the other Party's approval if such approval has been requested but not received within forty-eight (48) hours and such party concludes, after consulting with its legal advisors, that it is required by law or regulatory or listing agency to disclose the transaction or part thereof.

            11.         INDEMNIFICATION

                        11.1 BY ENBC. ENBC shall defend, indemnify and hold Genencor harmless against any liability, damage, loss, cost or expense, including legal fees arising out of or resulting from: (i) ENBC's breach of a material term of this Agreement; (ii) ENBC's breach of any representation or warranty set forth in Section 5; and (iii) any third person claims or suits made or brought against Genencor to the extent such liability arises out of or relates to ENBC's negligence or willful misconduct with regard to ENBC's manufacture, use or sale of the Licensed Product or use of the ENBC Know-How, ENBC Patents or ENBC Future Patents.

                        11.2 BY GENENCOR. Genencor shall defend, indemnify and hold ENBC harmless against any liability, damage, loss, cost or expense, including legal fees arising out of or resulting from: (i) Genencor's breach of a material term of this Agreement; (ii) Genencor's breach of a representation or warranty set forth in Section 5; and (iii) from any third person claims or suits made or brought against ENBC to the extent such liability arises out of or relates to Genencor's manufacture, use or sale of the Licensed Product or use of the ENBC Know-How, ENBC Patents or ENBC Future Patents, except to the extent such liability as a result of ENBC's negligence or willful misconduct.

                        11.3 NOTICE AND COOPERATION. If either party hereunder receives notice of any claim or of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity provided for in Section 11 hereof may apply:

                                    11.3.1. the party seeking indemnification
                        shall notify the indemnifying party of such fact within 14 days at the address noted in Section 12.8; PROVIDED that the failure to so notify shall not release an indemnifying party of its obligation hereunder unless such failure shall be materially detrimental to the defense of any such action, proceeding or investigation; and

                                    11.3.2 the party seeking indemnification
                        shall cooperate with and assist the indemnifying party and its representatives in the investigation and defense of any claim and/or suit for which indemnification is provided.

                        11.4 DEFENSE AND SETTLEMENT. The indemnifying party shall control the defense of any claim and/or suit for which indemnification is provided under this Section 11. This agreement of indemnity shall not be valid as to any settlement of a claim or suit or offer of settlement or compromise without the prior written approval of the indemnifying party.

            12.         MISCELLANEOUS

                        12.1 FORCE MAJEURE. Each of the Parties hereto shall be excused from the performance of its obligations hereunder and shall not be liable for damages to the other in the event that such performance is prevented by circumstances beyond its effective control. Such excuse from performance shall continue for as long as the condition responsible for such excuse continues and for a period of thirty (30) days thereafter, provided that if such excuse continues for a period of one hundred and eighty (180) days, the Party whose performance is not being prevented shall be entitled to withdraw from this Agreement. For the purpose of this Agreement circumstances beyond the effective control of the Party which excuse said Party from performance shall include, without limitation, acts of God, enactments, regulations or laws of any government, injunctions or judgment of any court, war, civil commotion, destruction of facility or materials by fire, earthquake, storm or other casualty, labor disturbances and failure of public utilities or common carrier.

                        12.2. INDEPENDENT CONTRACTORS. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employment or joint venture relationship between the Parties. All activities by the Parties hereunder shall be performed by the Parties as independent parties. Neither Party shall incur any debts or make any commitment for or on behalf of the other Party except to the extent, if at all, specifically provided herein or subsequently agreed upon.

                        12.3. LIMITATION ON ASSIGNMENT. Neither Party may assign this Agreement nor any interest or obligation hereunder except (1) with the prior written consent of the other Party, which consent shall not be unreasonably or untimely withheld; or (2) in connection with the sale or transfer of all or substantially all of its business to which this Agreement relates. Any permitted assignee shall assume all of the obligations of its assignor under this Agreement.

                        12.4 MARKING. Genencor agrees to mark, and require its Affiliates and Business Partners to so mark, all products marketed which fall under ENBC Patents and/or ENBC Future Patents with the appropriate patent numbers.

                        12.5 AMENDMENTS OF AGREEMENT. This Agreement may be amended or modified or one or more provisions hereof waived only by a written instrument signed by both Parties.

                        12.6 SEVERABILITY. In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement and the Parties to be invalid, illegal or unenforceable, such provisions shall be deleted in such jurisdiction; elsewhere this Agreement shall not be affected.

                        12.7 ARTICLE HEADINGS. The section headings contained in this Agreement are for convenience only and are to be of no force or effect in construing and interpreting this Agreement.

                        12.8 NOTICES. Any notice, report, request, approval, payment, consent or other communication required or permitted to be given under this Agreement shall be in writing and shall for all purposes be deemed to be fully given and received, if delivered in person or sent by registered mail, postage prepaid or by facsimile transmission to the respective parties at the following addresses:

                        If to ENBC:         Energy BioSystems Corporation
                                            4200 Research Forest Drive
                                            The Woodlands, Texas 77381
                                            Telefax: (281) 364-6112
                                            Attention: Paul G. Brown, III

                        If to Genencor:     Genencor International, Inc.
                                            925 Page Mill Road
                                            Palo Alto, CA 94304
                                            Attention: Senior Vice President
                                            Commercial & Legal Affairs

                        Either Party may change its address for the purpose of this Agreement by giving the other Party written notice of its new address.

                        12.9 NON-WAIVER FOR FAILURE TO ENFORCE COMPLIANCE. The express or implied waiver by either Party of a breach of any provision of this Agreement shall not constitute a continuing waiver of other breaches of the same or other provisions of this Agreement.

                        12.10 APPLICABLE LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Texas.

                        12.11 GOVERNMENTAL COMPLIANCE. Genencor shall, at all times during the term of this Agreement and for so long as it, its Affiliates and sublicensees shall sell Licensed Products, use reasonable efforts and comply and cause its Affiliates and sublicensees to comply with laws, rules, or regulations that may control the import, export, manufacture, use, sale, marketing, distribution and other commercial exploitation of the Licensed Products. Such applicable laws may include, without limitation, the United States import and export regulations, the United States Food and Drug Administration's regulations and other applicable agencies, governmental authorities having jurisdiction. Genencor shall be responsible for any and all expenses, costs, fees, duties or taxes necessary to comply with such governmental orders, formalities, rules, regulations and laws.

                        12.12 AUTHORITY TO SIGN; COUNTERPARTS. Each person signing below and each Party on whose behalf such person executes this Agreement warrants that he, she or it as the case may be, has the authority to enter into this Agreement. This Agreement may be executed in one or more counterparts, each of which is an original but all of which, taken together, shall constitute one and the same instrument.

                        IN WITNESS WHEREOF, this License Agreement has been entered into on the last date signed by the Parties below.

                                        GENENCOR INTERNATIONAL, INC.


Date:                                   By:
     ----------------------                ----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------


                                        ENERGY BIOSYSTEMS CORPORATION


Date:                                   By:
     ----------------------                ----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------

                                   EXHIBIT 1.6

                               ENBC FUTURE PATENTS


                                   EXHIBIT 1.8

                                  ENBC Patents

                                      "***"




                                   EXHIBIT 9.3

                            ENBC/MAXYGEN ARBITRATION


            On April 27, 2000, Maxygen, Inc., Redwood City, California (Maxygen), filed a Demand For Arbitration against ENBC with the American Arbitration Association (AAA) in Seattle, Washington. Maxygen alleged that ENBC had breached certain provisions of the License and Development Agreement, dated May 19, 1997, between ENBC and Maxygen by either misusing Maxygen proprietary technology or by reverse engineering it in ENBC's development of its RACHITT gene shuffling technology. ENBC flatly denies these allegations and has so stated in its Answering Statement filed with the AAA on May 16, 2000.











----------------------
"***" Confidential material omitted and filed separately with the Securities and Exchange Commission.